Exhibit 25.4
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                          _________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           ________________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) ______
                           ________________________

                   UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in its charter)


               New York                              13-3818954
    (Jurisdiction of incorporation                (I.R.S. Employer
     if not a U.S. national bank)              Identification Number)

         114 West 47th Street                        10036-1532
          New York, New York                         (Zip Code)
        (Address of principal
          executive offices)

                            ______________________
                          Triton Energy Corporation
             (Exact name of obligor as specified in its charter)


                Delaware                                75-1151855
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

    6688 North Central Expressway
              Suite 1400
            Dallas, Texas
   (Address of principal executive                   75206-9926
               offices)                              (Zip Code)

                         ___________________________
                             Triton Energy Limited
             (Exact name of guarantor as specified in its charter)

            Cayman Islands                               N/A
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

           Caledonian House
      P.O. Box 1043, George Town
     Grand Cayman, Cayman Islands
         British West Indies
   (Address of principal executive                      N/A.
               offices)                              (Zip code)

                        ______________________________
                             Senior Subordinated
                     (Title of the indenture securities)

                                    GENERAL



1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New
            York (Board of Governors of the Federal Reserve System). Federal Deposit Insurance Corporation, Washington, D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

     The Triton Energy Corporation and Triton Energy Limited is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not
     required under General Instruction B.

16.  List of Exhibits

     T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T- 1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056),

     T-1.2  -- Included in Exhibit T-1.1.

     T-1.3  -- Included in Exhibit T-1.1.

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of September 5, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                            ________________________

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of September, 1996.


     UNITED STATES TRUST COMPANY OF
       NEW YORK, Trustee


By:  /s/ GERARD F. GANEY
     Gerard F. Ganey
     Senior Vice President

                         U.S.TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                   MARCH 31, 1996
                                ($ IN THOUSANDS)


ASSETS
- ------

Cash and Due from Banks                                           $    47,046

Short-Term Investments                                                     50

Securities, Available For Sale                                        758,118

Loans                                                               1,221,210

Less:  Allowance for Credit Losses                                     13,113
                                                                  -----------
     Net Loans                                                      1,208,097

Premises and Equipment                                                 58,360

Other Assets                                                          125,979
                                                                  -----------
     Total Assets                                                 $ 2,197,650
                                                                  ===========
LIABILITIES
- -----------

Deposits:
     Non-Interest Bearing                                          $  387,509

     Interest Bearing                                               1,446,158
                                                                  -----------
       Total Deposits                                               1,833,657

Short-Term Credit Facilities                                           82,285

Accounts Payable and Accrued Liabilities                              128,745
                                                                  -----------
     Total Liabilities                                              2,044,687
                                                                  -----------
STOCKHOLDER'S EQUITY
- --------------------

Common Stock                                                           14,995

Capital Surplus                                                        42,394

Retained Earnings                                                      96,511

Unrealized Gains on Securities Available
for Sale (Net of Taxes)                                                 (937)
                                                                  -----------
Total Stockholder's Equity                                            152,963
                                                                  -----------
     Total Liabilities and Stockholder's                          $ 2,197,650
     Equity                                                       ===========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ Richard E. Brinkman
Signature of Officer

__________________________________________
Date